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                                                                      Exhibit 11


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Post-Effective Amendment No. 42 to the Registration Statement on Form N-1A (File No. 33-44964) of The Coventry Group of our report dated August 11, 1998 on our audits of the financial statements and financial highlights of the 1st Source Monogram Funds (comprising the Diversified Equity Fund, Special Equity Fund, Income Fund and Income Equity Fund, respectively), which report is included in the Annual Report to Shareholders for the year ended June 30, 1998. We also consent to the reference to our Firm under the caption "Auditors" in the Prospectus and Statement of Additional Information relating to the 1st Source Monogram Funds in this Post-Effective Amendment No. 42 to the Registration Statement on Form N-1A (File No. 33-44964)of The Coventry Group.



                                             PricewaterhouseCoopers LLP


Columbus, Ohio
October 23, 1998